UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2011

Berthel Growth & Income Trust I

(Exact name of registrant as specified in its charter)

Iowa	33-89506	52-1915821
(State of Incorporation)	(Commission File Number)	(IRS No.)

701 Tama Street, Marion, Iowa 52302

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (319) 447-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Berthel SBIC, LLC (Commission File number 811-08451) (“Berthel SBIC”) is a wholly-owned subsidiary of the registrant. The registrant previously reported that on January 7, 2009, the United States District Court for the Northern District of Iowa (the “Court”) entered a Consent Order and Judgment (the “Receivership Order”) by which the Court appointed the United States Small Business Administration (the “SBA”) as the receiver (the “Receiver”) for Berthel SBIC.

On February 13, 2012, the Court entered an order (the “Final Order”), a copy of which is furnished as Exhibit 99.1 hereto. In the Final Order, the Court (i) approves the Third and Final Receiver’s Report for the Period January 1, 2011, through December 19, 2011 (the “Final Receiver’s Report”), (ii) approves every act, tranaction, receipt and disbursement reported in the Final Receiver’s Report, (iii) orders the termination of the Berthel SBIC receivership, (iv) discharges all claims against and obligations of the receivership estate, the Receiver and Berthel SBIC, (v) lifts the stay and injunction imposed by paragraph 7 of the Receivership Order, (vi) discharges the SBA as Receiver, (vii) discharges and releases the SBA, its employees, officers, agents, contractors, attorneys and any other person who acted on behalf of the Receiver against any and all claims, obligations, and liabilities arising from the activities, management or operation of Berthel SBIC, the receivership and/or the receivership estate, and (viii) unconditionally transfers control of Berthel SBIC to the registrant. A copy of the Final Receiver’s Report is furnished as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit 99.1    Order of the U.S. District Court for the Northern District of Iowa, Cedar Rapids Division Filed February 13, 2012

Exhibit 99.2    Third and Final Receiver’s Report for the Period January 1, 2011, through December 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berthel Growth & Income Trust I

(Registrant)

February 17, 2012

(Date)

/s/ Ronald O. Brendengen

Ronald O. Brendengen, Chief Financial Officer of Berthel

Fisher & Company Planning, Inc., Trust Advisor